Exhibit 10.15

NOVAN, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

March 29, 2023

Non-employee members of the board of directors (the “Board”) of Novan, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Policy (this “Policy”). The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”), who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Policy shall become effective on the date hereof (the “Effective Date”) and shall remain in effect until it is revised or rescinded by further action of the Board. This Policy may be amended, modified or terminated by the Board at any time in its sole discretion. The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors and between any subsidiary of the Company and any of its non-employee directors. No Non-Employee Director shall have any rights hereunder, except with respect to equity awards granted pursuant to the Policy.

1.Cash Compensation.

a.Annual Retainers. Each Non-Employee Director shall receive an annual retainer of $40,000 for service on the Board.

b.Additional Annual Retainers. In addition, a Non-Employee Director shall receive the following annual retainers:

i.Chairman of the Board. A Non-Employee Director serving as Chairman of the Board shall receive an additional annual retainer of $32,500 for such service.

ii.Lead Independent Director. A Non-Employee Director serving as Lead Independent Director shall receive an additional annual retainer of $22,500 for such service.

iii.Audit Committee. A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $17,500 for such service. A Non-Employee Director serving as a member of the Audit Committee (other than the Chairperson) shall receive an additional annual retainer of $8,750 for such service.

iv.Compensation Committee. A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $17,500 for such service. A Non-Employee Director serving as a member of the Compensation Committee (other than the Chairperson) shall receive an additional annual retainer of $7,500 for such service.

v.Nominating and Corporate Governance Committee. A Non-Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $10,000 for such service. A Non-Employee Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson) shall receive an additional annual retainer of $5,000 for such service.

vi.Science and Technology Committee. A Non-Employee Director serving as Chairperson of the Science and Technology Committee shall receive an additional annual retainer of $20,000 for such service. A Non-Employee Director serving as a member of the Science and Technology Committee (other than the Chairperson) shall receive an additional annual retainer of $6,000 for each service.

vii.Special Committee. In the event the Board creates a special committee, or designates the members of a standing committee to function with respect to a special purpose as members of a special committee, additional cash compensation in the form of a retainer or a per meeting fee, whether such meeting is attended in person or by telephone, shall be paid at the rate established by the Board at the time the Board establishes such committee or designates members of a standing committee to function with respect to a special purpose as members of a special committee. Only the members of the special committee (or members of a standing committee to function with respect to a special purpose as members of a special committee) are eligible for the payments described in this section with respect to meetings of such special committee.

c.Payment of Retainers. The annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, such Non-Employee Director shall receive a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter pursuant to Section 1(b), with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the Non-Employee Director serves as a Non-Employee Director or in the applicable positions described in Section 1(b) during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter.

2.Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2016 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (the “Equity Plan”) and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board. All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all equity grants hereunder are subject in all respects to the terms of the Equity Plan.

a.Annual Awards. A Non-Employee Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) after the Effective Date and (ii) will continue to serve as a Non-Employee Director immediately following such Annual Meeting shall be automatically granted, on the date of such Annual Meeting, an option to purchase the number of shares of the Company’s common stock (at a per-share exercise price equal to the closing price per share of the Company’s common stock on the date of such annual meeting (or on the last preceding trading day if the date of the annual meeting is not a trading day)) that have an aggregate fair value on the date of grant of $100,000 (as determined in accordance with ASC 718) (with the number of shares of Common Stock underlying each such award subject to adjustment as provided in the Equity Plan); provided that at the discretion of the Compensation Committee and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, the Compensation Committee can impose a cap on the number of shares subject to such award (the “Cap”). The awards described in this Section 2(a) shall be referred to as the “Annual Awards.” Notwithstanding the foregoing, the Compensation Committee in its sole discretion may determine that the Annual Awards for any year be granted in the form of restricted stock units with equivalent value on the date of grant (with the number of shares of Common Stock underlying each such award not to exceed the Cap, if applicable, and subject to adjustment as provided in the Equity Plan). For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an Annual Meeting shall only receive an Annual Award in connection with such election, and shall not receive any Initial Award (as defined below) on the date of such Annual Meeting as well.

b.Initial Awards. Except as otherwise determined by the Board, each Non-Employee Director who is initially elected or appointed to the Board on any date other than the date of an Annual Meeting shall be automatically granted, on the date of such Non-Employee Director’s initial election or appointment (such Non-Employee Director’s “Start Date”), an option to purchase shares of the Company’s common stock (at a per-share exercise price equal to the closing price per share of the Company’s common stock on the date of such election or appointment (or on the last preceding trading day if such date is not a trading day)) equal to the lesser of the Cap, if applicable, or the number of shares that have an aggregate fair value on such Non-Employee Director’s Start Date equal to the product of (i) $100,000 (as determined in accordance with ASC 718), and (ii) a fraction, the numerator of which is (x) 365 minus (y) the number of days in the period beginning on the date of the Annual Meeting immediately preceding such Non-Employee Director’s Start Date and ending on such Non-Employee Director’s Start Date and the denominator of which is 365 (with the number of shares of Common Stock underlying each such award subject to adjustment as provided in the Equity Plan). The awards described in this Section 2(b) shall be referred to as “Initial Awards.” Notwithstanding the foregoing, the Board in its sole discretion may determine that the Initial Award for any Non-Employee Director be granted in the form of restricted stock units with equivalent value on the date of grant (with the number of shares of Common Stock underlying each such award not to exceed the Cap, if applicable, and subject to adjustment as provided in the Equity Plan). For the avoidance of doubt, no Non-Employee Director shall be granted more than one Initial Award.

c.Termination of Service of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their service with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial Award pursuant to Section 2(b) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from service with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2(a) above.

d.Vesting of Awards Granted to Non-Employee Directors. Each Annual Award and Initial Award shall vest in full and become exercisable on the first anniversary of the date of grant, subject to the Non-Employee Director’s continued service on the Board as a Non-Employee Director through the vesting date. No portion of an Annual Award or Initial Award that is unvested or unexercisable at the time of a Non-Employee Director’s termination of service on the Board as a Non-Employee Director (other than for death or Disability) shall become vested and exercisable thereafter. All of a Non-Employee Director’s Annual Awards and Initial Awards shall vest in full (i) immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan) or (ii) upon the death or Disability of a Non-Employee Director, to the extent outstanding at such time. Unless otherwise defined in the Equity Plan or the applicable Award Agreement governing a particular Award, the term “Disability” shall be defined as a Director’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than 12 months.

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